EXHIBIT 10.1

THE RYLAND GROUP, INC.

2006 NON-EMPLOYEE DIRECTOR STOCK PLAN

1.             Purpose and Types of Awards

The purpose of The Ryland Group, Inc. 2006 Non-Employee Director Stock Plan (the “Plan”) is to align the interests of the members of the Board of Directors of the Corporation with the interests of the Corporation and its stockholders through an equity participation in the value of the Corporation’s Common Stock.

2.             Definitions

“Award Date” means the date a Participant is eligible to receive a Stock Award.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that is designated by the Compensation Committee or the Board from time to time to administer the Plan.

“Common Stock” means the Common Stock, $1.00 par value, of the Corporation.

“Corporation” means The Ryland Group, Inc., a Maryland corporation.

“Director” means a member of the Board.

“EDDCP” means the Corporation’s Executive and Director Deferred Compensation Plan, as amended from time to time, or any successor or companion plan, as well as any other non-qualified deferred compensation plan of the Corporation.

“Effective Date” means the date of the 2006 Annual Meeting of Stockholders of the Corporation, or any adjournment thereof, provided that the Plan is approved by the stockholders on such date.

“Employee” means any officer or employee of the Corporation or of its subsidiaries.

“Market Price” means the last reported sale price of the Common Stock on the New York Stock Exchange; or, if the Common Stock is not listed on the New York Stock Exchange, the closing price on such other exchange on which the Common Stock is traded; or, if quoted on the Nasdaq National Market System or other over-the-counter market, the last reported sales price on the Nasdaq National Market System or other over-the-counter market; or, if the Common Stock is not publicly traded, such price as shall be determined by the Committee to be the fair market value.

“Non-Employee Director” or “Participant” means a member of the Board who is not at the time also an Employee.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Award” means any grant of shares of Common Stock pursuant to the Plan.

3.             SHARES OF COMMON STOCK SUBJECT TO THE PLAN

(a)           Subject to adjustment as provided in Section 3(b) below, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 150,000 shares.  The Common Stock issued under the Plan will come from authorized but unissued shares of Common Stock, purchases by the Corporation on the open market or from any other proper source.  The Corporation will set aside and reserve for issuance under the Plan 150,000 shares of Common Stock.

(b)           In the event of any stock dividend, stock split, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price below Market Price or similar change affecting the Common Stock, appropriate adjustment shall be made in the maximum number and kind of shares subject to the Plan, and subsequent grants of Stock Awards.

4.             ADMINISTRATION OF THE PLAN

Stock Award grants under the Plan are automatic as provided in Section 6.  The Plan is administered by the Committee.  The Committee shall have the powers vested in it by the terms of the Plan.  The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend rules and regulations for the administration of the Plan.  Notwithstanding the foregoing, the Committee shall have no discretion with respect to the eligibility or selection of Participants.  Any decisions of the Committee on the administration of the Plan shall be final, binding and conclusive.

5.             PARTICIPATION IN THE PLAN

All Non-Employee Directors shall participate in the Plan.

6.             STOCK AWARDS

(a)           Annual Stock Award Grants.  On May 1, 2006, and on each May 1st thereafter during the term of the Plan, each Participant on such date shall receive a Stock Award of 3,000 shares of Common Stock.  Each person who first becomes a Participant after May 1, 2006 and on a date other than May 1st, shall receive, within 30 days of the date such person is appointed or elected as a Participant, a pro-rata Stock Award of a number of shares of Common Stock equal to the number, rounded up to the nearest whole number, determined by multiplying 3,000 shares by a fraction, (i) the numerator of which is the number of days during the period measured from the date such person becomes a Participant or is elected or appointed as a Non-Employee Director until the next following April 30th, and (ii) the denominator of which is 365.

(b)           Deferral of Stock Awards.  Participants may elect to defer receipt of a Stock Award in accordance with the terms and conditions of the EDDCP.  If a Participant elects to defer the receipt of payment of the shares of Common Stock subject to a Stock Award, the number of shares of Common Stock subject to the Stock Award shall be credited to an EDDCP account on behalf of the Participant, and shall be subject thereafter to the terms and conditions of the EDDCP.  All deferral elections shall be made in accordance with the terms and conditions of the EDDCP.

(c)           Cash Dividend Equivalent Rights in Respect of Deferred Stock Awards.  On each cash dividend payment date with respect to deferred shares of Common Stock, the Participant shall receive a cash dividend equivalent payment in respect of such deferred Common Stock credited on a pro rata basis to their other non-Common Stock EDDCP investment account(s).

(d)           Time of Vesting and Payment of Stock Awards.  All Stock Awards shall be fully vested and nonforfeitable on the applicable Award Date.  Unless otherwise deferred in accordance with Section 6(b), all payments of shares of Common Stock and transmittal of stock certificates, or other evidence of Common Stock ownership in relation to Stock Awards will be distributed as soon as practicable after the Award Date.  The Corporation shall not issue fractions of a share of Common Stock.  Whenever under the terms of the Plan, a fractional share of Common Stock is required to be issued, the Participant shall be paid in cash for such fractional share.

7.             CONTINUATION OF DIRECTOR OR OTHER STATUS

Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Corporation will retain a Participant as a Director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a Director or in any other capacity, or as limiting, interfering with or otherwise affecting the provisions of the Corporation’s Charter, Bylaws or the Maryland General Corporation Law relating to the removal of Directors.

8.             COMPLIANCE WITH GOVERNMENT REGULATIONS

Neither the Plan nor the Corporation shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules, and regulations, by any regulatory agencies, or by any stock exchanges upon which the Common Stock may be listed have been fully met.  Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.

9.             TRANSFERABILITY OF RIGHTS

Except as otherwise determined by the Committee, no Participant shall have the right to assign any rights or interests under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such rights or interests, other than by will or the laws of descent and distribution.

10.           AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend, suspend or terminate the Plan or any portion thereof at any time as it determines appropriate, without further action by the Corporation’s stockholders, except to the extent required by applicable law, regulatory agency or stock exchanges upon which the Common Stock is listed.  The Plan may be amended by the Committee at any time, retroactively if required, in the opinion of the Corporation, in order to ensure that the Plan complies with the requirements of Section 409A of the Code.  No amendment shall be prejudicial to any interest of a Participant.  If not sooner terminated by the Committee, the Plan shall terminate on April 25, 2016.

11.           GOVERNING LAW

The validity, construction and effect of the Plan, of written instruments entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such written instruments, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

12.           APPLICABILITY TO OTHER PLANS

After and subject to stockholder approval of this Plan, no further awards shall be granted under the Corporation’s 2004 Non-Employee Director Equity Plan.  Outstanding awards under the 2004 Non-Employee Director Equity Plan shall remain in effect pursuant to the terms of the agreements governing such awards and shall continue to be governed by the 2004 Non-Employee Director Equity Plan to the extent applicable.

13.           409A SAVINGS CLAUSE

It is intended that the Plan comply with Section 409A of the Code.  The Plan shall be administered, interpreted and construed in a manner consistent with such Code Section.  Should any provision of this Plan not comply with the provisions of Section 409A of the Code, that provision shall have no effect on the remaining parts of this Plan and this Plan shall be construed and enforced as if such provision had never been inserted herein.